UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

LCA-VISION INC.
(Name of Registrant as Specified in Its Charter)

STEPHEN N. JOFFE CRAIG P.R. JOFFE ALAN H. BUCKEY JASON T. MOGEL ROBERT PROBST EDWARD J. VONDERBRINK ROBERT H. WEISMAN THE LCA-VISION FULL VALUE COMMITTEE
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On February 6, 2009, The LCA-Vision Full Value Committee (the “Committee”) made a definitive filing with the Securities and Exchange Commission (“SEC”) of a consent solicitation statement relating to the solicitation of written consents from stockholders of LCA-Vision Inc., a Delaware corporation (the “Company”), in connection with seeking to remove and replace the current members of the Board of Directors of the Company.

The Committee is using the following presentation materials in connection with its consent solicitation:

CERTAIN INFORMATION CONCERNING PARTICIPANTS

On February 6, 2009, The LCA-Vision Full Value Committee made a definitive filing with the Securities and Exchange Commission (“SEC”) of a consent solicitation statement relating to the solicitation of written consents from stockholders of the Company in connection with seeking to remove and replace the current members of the Board of Directors of the Company.

THE LCA-VISION FULL VALUE COMMITTEE ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH SOLICITATION MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS SOLICITATION WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ SOLICITOR BY CALLING, TOLL-FREE, (888) 750-5834.

The participants in the consent solicitation are Dr. Stephen N. Joffe, Craig P.R. Joffe, Alan H. Buckey, Jason T. Mogel, Robert Probst, Robert H. Weisman and Edward J. VonderBrink.

As of the date of this filing, Dr. Joffe directly beneficially owns 1,171,952 shares of Common Stock of the Company, Craig P.R. Joffe directly beneficially owns 865,468 shares of Common Stock of the Company, and Alan H. Buckey directly beneficially owns 77,900 shares of Common Stock of the Company.

For the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Contact:

For The LCA-Vision Full Value Committee
and Stephen N. Joffe
Lisa Blaker, 513-600-1867

LCA-Vision Full Value Committee

Presented by:
- Stephen Joffe, MD
- Craig Joffe
- Alan Buckey

Board Nominees:
- Stephen Joffe, MD
- Jason Mogel
- Robert Probst
- Edward Vonderbrink
- Robert Weisman

NASDAQ: LCAV

www.LcaVisionFullValueCommittee.com

February 20, 2009

Important Information

This presentation is for general informational purposes only. It does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of The LCA-Vision Full Value Committee (the "Committee"), and are based on publicly available information with respect to LCA-Vision, Inc. (the "Issuer"). Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission (the "SEC") by the Issuer or other companies the Committee considers comparable.

Except for the historical information contained herein, the matters addressed in this presentation are forward-looking statements that involve certain risks and uncertainties. You should be aware that actual results could differ materially from those contained in the forward-looking statements. The participants assume no obligation to update the forward-looking information.

The Committee has not sought or obtained consent from any third party to the use of previously published information as proxy soliciting material. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.

The Committee shall not be responsible or have any liability for any misinformation contained in any third party SEC filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Issuer will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the Committee's strategic plan set forth herein are based on assumptions which the Committee believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of the Issuer will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Members of the Committee reserve the right to change any of their opinions expressed herein at any time as they deem appropriate. The Committee disclaims any obligation to update the information contained herein.

Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security. Members of the Committee currently hold shares of common stock representing an aggregate ownership of approximately 11.4% of the outstanding common stock of the Issuer.

The Committee advises all stockholders of the Issuer to read the consent solicitation statement and any other solicitation materials as they become available because they contain important information. Such solicitation materials will be available at no charge on the SEC's web site at http://www.sec.gov. In addition, the Committee will provide copies of the consent solicitation statement without charge upon request. Requests for copies should be directed to the Committee's solicitor by calling, toll-free, (888) 750-5834.

Table of Contents

		Page
Section 1	**LCA-Vision: A Broken Company**	4
	▪ The Board of Directors has failed to fulfill its fiduciary duties to shareholders	5
	▪ The Senior Management team has failed in its primary responsibilities	16
	▪ Management's plan is ill-conceived and will fail	27
Section 2	**The Systematic Destruction of Shareholder Value**	**35**
Section 3	**Background to the Solicitation**	**39**
Section 4	**Our Turnaround Plan**	44
Section 5	**Our Board Nominees and Executive Management Team**	61
Section 6	**Summary**	72
Appendix	**The Company's Errors, Omissions and Misrepresentations**	74
	Recent Press Articles	84

Section 1

LCA-Vision: A Broken Company

The current Board of Directors has failed to fulfill in its fiduciary duties to shareholders

- Failure to select and hire a successful management team; rapid EBITDA decline
- Failure to adequately evaluate and oversee management performance and develop management compensation commensurate with performance
- Failure to nominate qualified individuals to the Board
- Failure to set Board compensation at appropriate levels
- Failure of Board and management to own a significant amount of stock
- Failure to communicate projected key financial milestones
- Failure to demonstrate "shareholder friendly" corporate governance practices
- Failure to develop succession plan
- Failure to respond to business and patient care issues

A Broken Company: Board Failures

Failure to select and hire a successful management team = rapid EBITDA declines since CEO Steve Straus hired

Adjusted EBITDA(1)

	(in millions)
Q1 07	$22.9
Q2 07	13.3
Q3 07	10.2
Q4 07	3.2
2007 Full Year	$49.6
Q1 08	$9.7
Q2 08	(-2.8)
Q3 08	(-5.6)
Q4 08	(-8.4)
2008 Full Year	$(-7.1)



Adjusted EBITDA
25.0
20.0
15.0
10.0
5.0
0.0
-5.0
-10.0
Millions
Q1 07
Q2 07
Q3 07
Q4 07
Q1 08
Q2 08
Q3 08
Q4 08
Quarter / Year

(1) LCA-Vision provides adjusted revenue and operating income as a means of measuring performance that adjusts for the non-cash impact of the accounting for separately priced extended warranties. LCA-Vision's management believes the adjusted information is more reflective of operating performance, and therefore, more meaningful to investors

A Broken Company: Board Failures

Failure to adequately evaluate and oversee management performance and develop management compensation commensurate with performance

U.S. Market share under Steve Straus drops despite 19 new vision centers

Q1 07	14.1%
Q2 07	12.7%
Q3 07	14.0%
Q4 07	14.5%
Q1 08	11.9%
Q2 08	10.4%
Q3 08	10.3%



Under The Current Group
MARKET SHARE%
15
14
13
12
11
10
Q1
Q2
Q3
2007
Q1
Q2
Q3
2008
QTR/YR

The Company's U.S. market share loss occurred even despite 32% expansion of the Company's footprint

A Broken Company: Board Failures

Failure to adequately evaluate and oversee management performance and develop management compensation commensurate with performance

The current Board's response:

- As shareholder value deteriorates, they grant CEO Steve Straus a base salary increase of **8.6%** for 2008
- As shareholder value deteriorates, they grant CEO Steve Straus a **2 year golden parachute** in April 2008, increasing his severance pay from 1 year to 2 years
- As shareholder value deteriorates, they grant the remainder of the executive management team one year golden parachutes in June 2008
  - Approximately 4 weeks later, they then fire 1 such executive (Chief Marketing Officer Jim Brenner)
- At the same time, there is a 35% reduction in the Company's workforce, and salaries for all non-executive employees are frozen in July 2008

Failure to nominate qualified individuals to the Board

- Prior to the recent appointment of Edgar Heizer, III on February 18, 2009, the current Nominating and Governance Committee of the Board allowed the Board size to decrease from eight members to five members, with 4 independent directors
- The current Board lacks a member that holds a medical degree
- The current Board and management team lack anyone with an active certified public accounting license
- The Chair of the Nominating and Governance Committee has a checkered history, including being barred by the SEC for life from running a brokerage firm
- All the LCA-Vision independent directors sit on all the Board committees, with one exception. Two of the directors sit together on other boards

Failure to set Board compensation at appropriate levels

- One of the first actions taken by this Board following the departure of Stephen Joffe in March 2006 was to more than **double their own compensation**

- The Board shifted their own equity compensation from stock options to restricted stock, a portion with immediate vesting and a portion with time based vesting. Under their current compensation model the directors are awarded **more shares** as the stock price **sinks lower.** As the Company's stock price has plummeted from over $50 to $3, the Board has granted themselves an ever-increasing number of shares

- The part-time, non-executive chairman of the Board received a total compensation of **$543,110** for the year 2006 and **$335,976** for the year 2007

Failure of Board and management to own a significant amount of stock

- Collectively, the Board and management own just over 1% of the Company's stock. Moreover, a significant portion of what they do own they granted to themselves as compensation
- No Board member or management has purchased any shares in the last several months, despite the dramatic decline in stock price to near-historic, all-time lows
- The LCA-Vision Full Value Committee has purchased **over 11%** of the outstanding shares, and is now the **Company's largest shareholder**
- The LCA-Vision Full Value Committee interests are aligned with shareholders. The Board and management do not have their own "skin in the game"

Failure to communicate projected key financial milestones

- In a press release dated December 29, 2008, the Board, states that the Company has "undertaken a prudent and achievable strategic plan to return the Company to profitability." The problem is that the Company has **not** provided adequate disclosure of the plan, or even more importantly, when shareholders can expect to see financial results of this plan. There is no accountability
- The Company has provided **no revenue or earnings guidance since Q4 07**

Failure to demonstrate "shareholder friendly" corporate governance practices

- On November 26, 2008, following the announcement of the LCA-Vision Full Value Committee's investment in the Company, the Board adopted a **poison pill without a shareholder vote**. The poison pill contained an unusual and uncustomary "**adverse person**" provision, the legal enforceability of which is questionable under Delaware law
- On December 9, 2008, the LCA-Vision Full Value Committee requested a special shareholder meeting to vote on the poison pill
- On December 10, 2008, the Board stated that it is **not required** to seek shareholder approval to adopt a rights plan so long as the rights plan is submitted for approval within 12 months of adoption
  - The Board did not commit to a date when the poison pill would be submitted for shareholder approval
  - The Board went on to say that "the Board does not believe it is necessary or prudent to call an immediate special meeting of stockholders for this purpose"

Failure to develop succession plan

- When Founder, Chairman and CEO left, the Board appointed an interim CEO
- When Chief Financial Officer left, the Board appointed an interim CFO
- When the Chief Operations Officer left, the critical operations role remained vacant for over 1 year
- When Chief Marketing Officer was terminated abruptly – within weeks of being granted a new employment agreement with generous severance provisions – **the Board had to outsource the marketing department altogether. Shareholders should be concerned when marketing is no longer a core internal competency of a direct-to-consumer business model**

Failure to respond to business and patient care issues

- In response to an urgent letter that 40 surgeons wrote in June 2008 expressing significant concerns regarding the Company and its operations, **the Board took no substantive action**
- Several weeks later, the Board adopted a new indemnification agreements to protect themselves to "the maximum extent permitted by law"
- Six months later, when a number of surgeons again reached out to the Board asking for help about the same issues, **the Board again took no substantive action**
- In response to a series of notifications and memoranda regarding clinical issues by the Company's former Director of Internal Audit, including in private sessions with the Board's Audit Committee, **the Board took no substantive action**

The senior management team has failed in its primary responsibilities

- Failure to maintain physician and associate confidence
- Failure to hire and retain effective management team
- Failure to maintain and grow U.S. market share
- Failure to generate positive operating cash flow
- Failure to spend marketing budgets efficiently and effectively
- Failure to maintain operational excellence
- Failure to grow the business
- Failure to efficiently allocate capital
- Failure to maintain patient quality of care

Failure to maintain physician and associate confidence

- In a letter to the Board in June 2008, 87% LCAV (40 of 46)# surgeons signed a letter declaring **"'NO CONFIDENCE' in the ability of Mr. Steve Straus to right the direction of the LCAV/Lasik*Plus* as a businessman and as a leader of surgeons and staff."** Weeks later the Board responded by stating that it "strongly supports the executive management team"
- CEO Steve Straus publicly admitted over 6 surgeons had been terminated or left the Company. The real number, we believe, is 13 surgeons, representing approximately 25% of the key physician asset base
- In an independent surgeon-led survey of their peers conducted in January 2009, only 6% of the surgeons voted to support CEO Steve Straus and the Company's Board. Overwhelming 94% support was expressed for the LCA-Vision Full Value Committee
- In a letter to CEO Steve Straus and copied to the Board, signed unanimously by the Company's Medical Advisory Board comprised of some of the Company's most experienced surgeons, the surgeons stated, **"You clearly question the motives, loyalty and value of the surgical group and we question your motives, integrity and agenda as our chief executive"**
- LCA-Vision Full Value Committee has strong support of the physician and vision center employee network, as well as numerous, critical employees

Failure to hire and retain management team

- The Company has experienced high turnover of senior management since CEO Steve Straus was hired in November 2006. For example, in addition to **100% turnover of the Operational Vice Presidents** since Steve Straus was hired, the following positions have experienced turnover all in approximately 2 years, with a number of the positions currently vacant:
  - Chief Operating Officer; Chief Financial Officer; Chief Marketing Officer; Vice President of Call Center; Vice President of Real Estate Development; Vice President of Investor Relations; Vice President of Marketing; Vice President of Managed Care; Director of Patient Financing
- The new management team hired by Steve Straus has little healthcare or relevant industry experience
- The corporate knowledge base has been substantially depleted. Unfortunately for shareholders, forgotten too is the knowledge of how to make money

Failure to maintain and grow U.S. market share

- Management wants to blame the Company's poor performance on the economy. While the economy and consumer confidence have been hard hit, the Company is significantly underperforming its peers and the industry
- In the fourth quarter of 2006 when Steve Straus was appointed CEO, the national market share for LCA-Vision was 14.9% of the total number of laser vision correction procedures performed in the U.S.
- In the third quarter of 2008, LCA-Vision's national market share had decreased to 10.3%, despite having 19 more vision centers in operation (representing an increase of 32% in the Company's footprint)
- **Each 1% of U.S. market share should equal approximately $10 million dollars of annual free cash flow to the Company**


Under The Current Group
MARKET SHARE%
15
14
13
12
11
10
Q1
Q2
Q3
Q1
Q2
Q3
2007
2008
QTR/YR

A Broken Company: Senior Management Failures

Failure to perform in line with industry and consumer confidence

- LCA-Vision's procedural volume has declined by over (-51%) for 2 consecutive quarters, Q3 08 and Q4 08. The industry has not declined more than (-40%).



Under The Current Group
PERCENTAGE
60
50
40
30
20
10
0
-10
-20
-30
-40
-50
2007
2008
QTR/YR
INDUSTRY
LCAV
LCA-Vision Procedures decline by over 50% and underperforms the industry
Laser Vision Correction Industry



Under The Current Group
PERCENTAGE
60
50
40
30
20
10
0
-10
-20
-30
-40
-50
2007
2008
QTR/YR
CONSUMER CONFIDENCE INDEX
LCAV
LCA-Vision's performance is far worse than Consumer Confidence Index
Consumer Confidence Index

Failure to generate positive operating cash flow

- Adjusted EBITDA has declined dramatically from $65 million in 2006 to a deficit of $(-7.1)million in 2008 under Steve Straus. There is no indication the Company's performance has bottomed out

- Under Stephen Joffe's leadership, the Company generated substantial free cash flow, which:
  - funded a robust *de novo* new vision center growth strategy
  - allowed for significant share repurchases
  - funded payments of a generous quarterly dividend

- Under Steve Straus's leadership, operating cash flow has turned negative:
  - vision center openings have been halted
  - newly constructed vision centers have been closed
  - stock repurchases have been suspended
  - quarterly dividends were first reduced, then eliminated altogether


Under The Current Group
MILLIONS $
80
70
60
50
40
30
20
10
0
-10
2007
2008
QTR/YR

Failure to spend marketing budgets efficiently and effectively

Marketing cost per procedure has escalated dramatically under CEO Steve Straus

Marketing costs per procedure

2002	$225
2003	$192
2004	$214
2005	$214

Marketing costs per procedure under Steve Straus:

2006	$259
2007	$346
Q1 08	$453
Q2 08	$514
Q3 08	$386
Q4 08	$447


Marketing Cost per procedure under Steve Straus
$600
$500
$400
$300
$200
$100
$259
$346
$453
$514
$386
$447
2006
2007
Q1 08
Q2 08
Q3 08
Q4 08
Quarter / Years

Failure to maintain operational excellence

- In a press release dated July 29, 2008, Steve Straus stated, "During June we began to see modest improvement in preoperative exam show rates, patient conversions, and treatment show rates over the lower level that we experienced earlier in the year"
- At an annual rate of 200,000 preoperative appointments, the value of 1% point improvement in the following metrics has a significant effort on profitability and cash flow

1 % Improvement	Approximate Increase in Annual Pretax Income
Preoperative Show Rate	$2.3 Million
Conversion Rate	$1.9 Million
Treatment Show Rate	$1.7 Million

A Broken Company: Senior Management Failures

Failure to grow the business

- Since CEO Steve Straus was hired in Q4 '06 LCA-Vision has experienced significant decreases in procedural volume
- Q3 '08 (-55%) decline in same store volume
- Q4 '08 (-55%) decline in same store volume



LCA-Vision, Inc.
Pro-Forma Same-Facility Procedure Growth
50%
30%
10%
-10%
-30%
-50%
-70%
44%
35%
44%
32%
31%
18%
5%
8%
-1%
-8%
-7%
-15%
-33%
-43%
-55%
-55%
1Q05A 2Q05A 3Q05A 4Q05A 1Q06A 2Q06A 3Q06A 4Q06A 1Q07A 2Q07A 3Q07A 4Q07A 1Q08A 2Q08A 3Q08A 4Q08E

Failure to efficiently allocate capital

- In 2007, at a cost to shareholders of approximately $4.2 million, the Company built a new call and data center
  - The number of preoperative appointments has declined precipitously since such time
  - We understand the Vice President responsible for the call and data center at the time advised CEO Steve Straus a new facility was not needed given capacity for growth at existing facility
- The Company has closed a number of newly constructed vision centers, including in Boise, ID; Little Rock, AR; and Tulsa, OK
- Possible acquisition of private practice in Kansas City, KS for approximately $12 million
  - CEO Steve Straus admitted publicly the practice was owned by "a friend"
  - LCA-Vision's Medical Advisory Board, comprised of some of the Company's most experienced surgeons, unanimously opposed this acquisition in a letter that they wrote to the Board of Directors

Failure to maintain patient quality of care

- Under Steve Straus, as procedure volumes decreased, patient complications increased – more eye injuries, more wrong treatments
- Reasons are Multifactorial:
  - Quality assurance program terminated
  - Clinical training program terminated
  - Inadequate planning and failed execution of vision center staff reductions
  - Increased reliance on inexperienced, ill-trained vision center staff
  - Sterilization issues
  - Aggressive push by Company to decrease non-candidacy rates
  - Loss of highly trained staff (including Surgeons, Optometrists, Technicians, Nurses)
  - Itinerant Surgeons
    - Surgeons fly in and out of cities to treat patients
  - Lack of due diligence in hiring surgeons
- When questioned by surgeons and internal auditors about clinical concerns, the Board's only substantive response was to increase their personal protection to the "maximum indemnification permitted by law"

Too Little, Too Late

- Financial Catastrophe
- Misguided Marketing Strategy
- Lifetime Vision Model

A Broken Company: Management's Plan Will Fail

Financial Catastrophe

LCA-Vision Inc.
Operating Income Proforma

	Scenario 1	Scenario 2
	2008 Actual	Baseline
Industry procedures	1,034,000	1,034,000
Company procedures	115,153	115,153
Market share	11.1%	11.1%
Appointments	200,000	200,000
Yield	58%	58%
Cost per appointment	262	262
Cost per eye	455	455
Average selling price	1,782	1,782
Revenue	205,176	205,176
Medical, professional, license fees	41,797	45,673
Direct costs of services	77,474	62,016
Marketing and advertising expenses	52,429	52,429
General and Administrative expenses	20,262	20,262
Depreciation expense	17,972	17,972
Restructuring and impairment	3,476	
Operating income	(8,234)	6,824
Net change in deferred revenue	(16,847)	(16,847)
Adjusted operating income	(25,081)	(10,023)

Scenario 1 – 2008 Actual Results
2008 Actual results from Company press release date February 10,2009 resulted in adjusted operating loss of $25 million

Scenario 2 – Baseline
Using 2008 industry volume as a baseline case, medical, professional, and license fees were increased to the same percent of revenues as Q4 08. In addition, we adjusted direct cost of services down to the rate of Q4 08. The projected operating loss is reduced to $10 million

Financial Catastrophe

CEO Steve Straus said, "Notably, the year-over-year procedure volume decline rate in the fourth quarter showed stabilization compared with the 2008 third quarter, and our procedure volume for January 2009 was up 48% compared with December 2007."

- **What they did not tell us**:
  - If the entire Q1 09 is up 48% from Q4 08, then Q1 09 volume would be approximately 28,750 procedures which represents a decline of (-35%) from 44,159 procedures in Q1 08
  - Assuming $1,000 per procedure in cash flow, if all of 2009 procedure volume drops (-35%) from 2008, then there will be an additional (-$40) million cash flow loss
- **Conclusion: Baseline 2009 Projected Cash Flow: (-$50) million**
  - We believe the decline in procedure volume is even worse than (-35%)

Misguided Marketing Strategy

Misleading Marketing Test, Flawed Marketing Strategy

"In a test of coordinated media messaging, 13 markets saw a 34% lift in volume."

What they did not tell us:

- What exactly was tested?
- What was the control?
  - CFO Mike Celebrezze, "I do want to point out that we did cherry-pick the markets, and we picked the markets that we thought it would work."
- Is a three-week period statistically significant?
- What was the cost per appointment and the cost per procedure from the test?
- Why did the marketing cost per procedure **increase to $447 in Q4 08**, up from **$386** in Q3 08, and **$410** in Q4 07?
- **If the marketing test worked and the Company's marketing is now "on track", why is the Company lowering its appointment and procedure volume targets significantly in Q1 09? And why are most surgeons complaining that their Q1 09 volumes are "on track" to lose another (-40%) to (-50%) versus Q1 08?**

Misguided Marketing Strategy

Marketing no longer internal core competence

- LCA-Vision is a direct-to-consumer model. While CEO Steve Straus acknowledged that "marketing approaches we developed in 2007 were not as effective as they should have been," outsourced marketing consultants selected by the CEO and Board and have neither the relevant experience nor incentive to do any better.

- LCA-Vision's current marketing executive = "Embedded Marketing Consultant."
  - *What exactly does this mean?*
  - *How is he compensated? And by whom?*
  - *What **results** has he delivered to shareholders?*

Lifetime Vision Model

Management taking their eye off the ball

CEO Steve Straus, "This new program, which we have dubbed Lifetime Vision, will produce an additional revenue stream estimated at $30 million annually, and provide more variety and challenge for our talented workforce."

"The advancement and development of the 'Lifetime Vision' model will be the primary focus of the Company's management in 2009."

Analysts disagree:

"We are of the opinion with a limited roll-out in Calendar Year 2009, a 3% penetration rate of the applicable premium IOL target market may be more realistic in Calendar Year 2010, implying an incremental $10.2 million in annual sales, well below the $30.0 million target referenced on managements sponsored call."

-Chris Cooley, Senior Analyst, FTN Capital Market, (February 9, 2009)

Lifetime Vision Model

LasikPlus Surgeons disagree:

A number of LasikPlus affiliated surgeons have neither the current expertise nor the interest to do Intraocular Lenses (IOLS). In addition some surgeons doing these procedures today in their private practices are concerned about competing with the Company

What management does not tell you:

- The Company executed a letter of intent to buy a private practice for over $12 million to support the Lifetime Vision model
- The capital costs of rolling out Lifetime Vision
- Training costs for surgeons and staff of rolling out Lifetime Vision
- How much the Company will have to pay in access fees to Ambulatory Surgery Centers

Lifetime Vision Model

What management does not tell you:

- How the Company will derive revenue
- How the Company will overcome regulatory issues, including referral laws
- Marketing costs to acquire these patients, many of whom are demographically different than current LASIK patients
- How the premium IOL market significantly insulates the company from consumer/economy influences affecting LASIK industry

Conclusion: Even if management achieves their goal of $30 million additional revenue, the margin on this additional business is not sufficient to return the Company to profitability. MANAGEMENT'S PLAN IS DESTINED TO FAIL.

Section 2

The Systematic Destruction of Shareholder Value

The systematic destruction of shareholder value: LCAV stock price, timeline, and relevant public event

Stock Price	Date	Event
$52.36	2/3/06	Stephen Joffe steps down as CEO effective 3/1/2006
$32.71	**11/1/06**	**Steve Straus hired as new CEO**
$39.87	5/9/07	Q1 07 Procedure volume increases 11% Q1 Same store revenues increase 5% Industry procedure volumes up 3%
$47.74	7/6/07	Company announces it granted Anthony Woods a bonus in 2006 of $240,000, in addition to his regular compensation of $225,000 for services as nonexecutive chairman of the Board for 2006. Money paid in December 2006.
$41.40	7/31/07	Q2 07 Procedure volume increases 3%
$18.49	**10/30/07**	**Q3 07 Procedure volume decreases 5%** **Adjusted same store revenue flat** **Industry procedure volumes up 2.9%**
$18.61	1/1/08	Compensation committee increases Straus's base salary by 8.6%

The systematic destruction of shareholder value: LCAV stock price, timeline, and relevant public event

Stock Price	Date	Event
$13.90	**2/11/08**	**Q4 07 Procedure volume decreases 5%** **Adjusted same store revenue decreases 4%** **Industry procedure volumes flat**
$12.46	4/28/08	Company modifies employment contract for Steve Straus to guarantee that his base salary cannot be reduced below $380,000 and grants him a two year golden parachute
$10.06	**4/29/08**	**Q1 08 Procedure volume decreases 25%** **Q1 08 Adjusted same store revenues decrease 21%** **Industry procedures volume declines 11.6%**
$8.73	**5/14/08**	**Company reduces quarterly dividend from $0.18 to $0.06**
	6/25/08	According to Anthony Woods, LCA-Vision's Chairman" The LCA-Vision Board of Directors strongly supports the executive management team in affirming the strategic direction of the Company."
$5.13	6/26/08	Company grants employment agreements to with one year golden parachutes to the following management: Mike Celebrezze, David Thomas, James Brenner, Steven Jones
$6.05	7/24/08	Company enters into Director Indemnification Agreements with the "maximum indemnification permitted by law" to: William Bahl, John Gutfreund, John Hassan, Anthony Woods

NASDAQ: LCAV

The systematic destruction of shareholder value: LCAV stock price, timeline, and relevant public event

Stock Price	Date	Event
$5.94	7/29/08	Company announces salary freeze (but Straus keeps his raise for 2008 in place) Board eliminates quarterly dividend
$5.94	**7/29/08**	**Q2 08 Procedure volume decreases by 38%** **Q2 08 Adjusted same store revenues decrease by 36%** **Industry procedure volumes decline 24%**
$5.94	7/29/08	Company announces James Brenner's employment terminated as of 7/31/2008. Brenner receives 1 year golden parachute awarded to him a month prior.
$4.25	**10/2/08**	**Q3 08 Procedure volume decreases by 52%** **Industry procedure volumes declined 35%**
$2.30	**10/28/08**	**Q3 08 Adjusted same store revenues decreased by 50%**
$2.86	11/24/08	Company adopts Stockholder Rights Plan with 'adverse person' provision
$2.69	**2/10/09**	**Company reports largest annual adjusted operating loss in Company's history and the worst quarter results with loss of $13 million.** **Q4 08 Procedure volume decreases 51%** **Industry procedure volumes declines 40%**

Section 3

Background to the Solicitation

Background to the Solicitation

Timeline and Events


Board grants CEO 2 year golden parachute
40 of 46 Surgeon Sign letter to Board with "No Confidence" in CEO
Tony Woods states the Board "strongly supports the executive management team and the strategic direction of the company."
Company reports 3Q results which are the worst in years The LCA-Vision Full Value Committee formed
Two members of the Board meet with the LCA-Vision Full Value Committee
Company adopts "Poison Pill" without shareholder vote
Board rejects the request for special shareholder meeting
| 4/28/08 | 5/3/08 | 5/5/08 | June | 6/25/08 | 7/24/08 | 10/28/08 | 11/5/08 | 11/13/08 | 11/19/08 | 11/24/08 | 12/9/08 | 12/10/08 |
Member's of Medical Advisory Board contacts Joffes requesting their help
Group of Surgeons meet with Board members to discuss letter
Board adopts new indemnification agreements for themselves to "the maximum extent permitted by law."
The LCA-Vision Full Value Committee filed initial 13D requesting meeting with Board
Mr. Woods calls Dr. Joffe and states "not prepared to change management"
The LCA-Vision Full Value Committee requests special meeting to vote on poison pill

Stock Price Performance

- Under the leadership of Stephen Joffe, LCA-Vision's stock price substantially **outperformed** the Standard & Poor (S&P) 500 index.
- Under Steve Straus's leadership the Company has substantially **underperformed** the S&P's 500 index.


LCA-Vision Inc.
Splits:
as of 6-Jan-2009
+300%
+200%
+100%
0%
100%
Jan05
Jan06
Jan07
Jan08
^GSPC
^IXIC
LCAV

Destruction of Shareholder Value in 2 years under Steve Straus and Board

Market Capitalization	Over $1 Billion loss (from $1.2 billion to $50 million)
Enterprise Value	Over $1 Billion loss (from $1 billion to zero)
Cash	$100 million "lost" (from $140 million + no debt → $60 million with $20 million debt)
Loss of National Market Share	33% decline despite 32% increase in vision centers in operation
Loss of Key Surgeons	13 Surgeons = 25% Key surgeon asset base 35% workforce reduction, including a number of key employees in key functions
Outsourcing / Consultants vs- Core Competency	Marketing, Strategic Planning, Sales/Operations, Investor Relations all outsourced
Vision Centers	Opened and closed 3 vision centers in approximately 12 months in Boise, ID; Little Rock, AR; and Tulsa, OK

Our Board Nominees

- **Stephen N. Joffe MD, FACS**
  Age 66, is the founder of LCA-Vision, Inc. and its corporate predecessor, where he served as former Chairman of the Board and Chief Executive Officer from 1985 until 2006. Stephen Joffe also founded and served as Chairman of Surgical Laser Technologies, Inc., from 1983 until 1989. Dr. Joffe will also serve on the board of directors.

- **EDWARD J. VONDERBRINK CPA** Age 64, is currently the owner of Vonderbrink Consulting LLC, which provides consulting services relating to strategy, business systems and processes and financial and succession planning. Ed spent 33 years at Grant Thornton which included Managing Partner. He previously served as Director of the Entrepreneurial Center at Xavier University from 2000 to 2004.

- **ROBERT H. WEISMAN** Age 67, is the President of Great Water Partners LLC, a boutique investment bank supporting emerging growth and middle market companies. Prior to joining Great Water Capital in 2002, he served as Regional Managing Director of McDonald Investments and as a Managing Director BancOne Capital.

- **JASON MOGEL** Age 37, is a partner with Spears & Imes in New York. He holds a B.A. from Brandeis University and graduated magna cum laude. He also holds a J.D. from Harvard University where he graduated cum laude. Mogel served as an Assistant Attorney General for the State of Alaska from 2001-2004.

- **ROBERT PROBST** Age 57, is the Dean of College of Design, Architecture, Art, and Planning (DAAP), University of Cincinnati. Prior to being appointed Dean of DAAP in July 2008, Mr. Probst served as Director of the School of Design since 2001, in addition to his responsibilities as a professor of Graphic Design. Mr. Probst also manages the Center for Design Research and Innovation, a joint venture with Fortune 500 companies such as Procter and Gamble, Johnson and Johnson/Ethicon.

Section 4

Our Turnaround Plan

Our Turnaround Plan

- Install a new board of directors with the skills and commitment to create shareholder value.

- Appoint Stephen Joffe, Craig Joffe and Alan Buckey to executive management to implement our turnaround plan to:

    1. Fix and Grow the Current LASIK Business

    2. Expand the Lasik*Plus* Footprint Nationally

    3. Add Additional Procedures and Revenue Streams

Our Turnaround Plan

Fix and grow the current LASIK business

LCA-Vision Inc.
Operating Income Proforma

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5	Scenario 6	Scenario 7
	2008 Actual	Baseline	Restore Market Share	Restore Market Share, Market is Down	Fix Marketing	Restore Market Share, Fix Marketing	Restore Market Share, Fix Marketing, Market is Up
Industry procedures	1,034,000	1,034,000	1,034,000	827,200	1,034,000	1,034,000	1,240,800
Company procedures	115,153	115,153	155,100	124,080	115,153	155,100	186,120
Marketshare	11.1%	11.1%	15.0%	15.0%	11.1%	15.0%	15.0%
Appointments	200,000	200,000	200,000	160,000	200,000	200,000	240,000
Yield	58%	58%	78%	78%	58%	78%	78%
Cost per appointment	262	262	262	328	144	194	194
Cost per eye	455	455	338	423	250	250	250
Average selling price	1,782	1,782	1,782	1,782	1,782	1,782	1,782
Revenue	205,176	205,176	276,352	221,082	205,176	276,352	331,623
Medical, professional, license fees	41,797	45,673	61,517	49,214	45,673	61,517	73,821
Direct costs of services	77,474	62,016	70,005	63,801	62,016	70,005	76,209
Marketing and advertising expenses	52,429	52,429	52,429	52,429	28,788	38,775	46,530
General and Administrative expenses	20,262	20,262	23,776	21,047	20,262	23,776	26,506
Depreciation expense	17,972	17,972	17,972	17,972	17,972	17,972	17,972
Restructuring and impairment	3,476						
Operating income	(8,234)	6,824	50,652	16,618	30,465	64,306	90,585
Net change in deferred revenue	(16,847)	(16,847)	(16,847)	(16,847)	(16,847)	(16,847)	(16,847)
Adjusted operating income	(25,081)	(10,023)	33,805	(229)	13,618	47,459	73,738

Financial Scenarios

Scenario 1 – 2008 Actual Results

2008 Actual results from Company press release dated February 10,2009 resulted in adjusted operating loss of $25 million

Scenario 2 – Baseline

Using 2008 industry volume as a baseline case, we adjusted medical, professional, and license fees were increased to the same percent of revenues as Q4 08. In addition, we adjusted direct cost of services down to the rate of Q4 08. The projected operating loss is reduced to $10 million

Scenario 3 – Restore Market Share

Using 2008 procedure volumes and restoring historical market share through improved operational yield, procedure volumes increase to over 155,000. Medical, professional, and license fees were increased at the same percent of revenues as Q4 08. Direct costs of services were increased over the baseline case by $200 per procedure for incremental labor costs. General and Administrative expenses were increased at a rate of 50% of the increase in revenues. The projected adjusted operating income swings from a loss of $10 million to a profit of approximately $34 million

Financial Scenarios

Scenario 4 – Restore market share in a down market

Assuming a 20% decline in industry procedures but at the same time restoring market share to 15% yields annual procedure volume of over 124,000. Medical, professional, and license fees were increased at the same percent of revenues as Q4 08. Direct costs of services were increased over the baseline case by $200 per procedure for incremental labor costs. General and Administrative expenses were increased at a rate of 50% of the increase in revenues. This scenario effectively breaks even in a down market

Scenario 5 – Fix Marketing

Using 2008 procedure volume but lowering the market cost per treated eye to $250 yields a projected operating profit of $13.6 million as compared to a baseline loss of ($10) million

Financial Scenarios

Scenario 6 – Restore market share and fix marketing

Using 2008 industry volume but returning historical market share and lowering marketing cost per procedure to $250 yields substantially improved performance. Medical, professional, and license fees were increased at the same percent of revenues at Q4 08. Direct cost of services were increased over the baseline case by $200 per procedure for incremental labor costs. General and Administrative expenses were increased at a rate of 50% of the increase in revenues. The projected adjusted operating income increases to over $47 million.

Scenario 7 – Restore market share, fix marketing, and industry grows

Assuming the industry grows by 20 percent from the 2008 levels, the historical market share is restored, and the marketing cost per procedure is lowered to $250, yields dramatically improved performance. Even with 20 percent industry growth the total industry procedures would be significantly below record levels. Medical, professional, and license fees were increased at the same percent of revenues as Q4 08. Direct cost of services were increased over baseline case by $200 per procedure for incremental labor. General and Administrative expenses were increased at a rate of 50% of the increase in revenues. The projected adjusted operating income in this scenario is approximately $74 million.

Fix and grow the current LASIK business

1.1 Re-establish surgeons as partners. In June 2008, 40 of 46 surgeons signed a letter declaring **"'NO CONFIDENCE' in the ability of Mr. Steve Straus to right the direction of the LCAV/Lasik*Plus* as a businessman and as a leader of surgeons and staff."** A second survey among the surgeons conducted in January 2009 demonstrated only 6% approval in CEO Steve Straus and current Board, with overwhelming 94% support in the LCA-Vision Full Value Committee leadership abilities. Approximately 90% of the surgeon base was hired by either Stephen Joffe or Craig Joffe. Having a strong relationship with the surgeons is critical for the patients as well as the shareholders.

1.2 Restore the Quality of Care as priority. Reposition LCA-Vision as a healthcare company leveraging key business insights and deep industry experience, rather than simply a retail company.

Fix and grow the current LASIK business

1.3 Selectively hire and rehire key operational management who understand best practices of patient conversions. Each 1 percent improvement in conversion is worth approximately $1.9 million in annual cash flow.

Optimize Operations



Targeted Marketing
Prospect Calls
Patients Set Appointment
Patient Screening
Patient Surgery Rx
Patient Referral
Patient Satisfaction

Optimize conversion of prospective patients from appointment through screening and evaluation process to treatment.

- Leverage knowledge of operational best practices including closing techniques and selling opportunities

+ Any 1% improvement =

Pre-Tax Income Per Annum	
Preoperative Show	= $2.3 Million
Conversion Rates	= $1.9 Million
Treatment Show	= $1.7 Million

Fix and grow the current LASIK business

1.4 Reduce patient acquisition costs

- Re-establish marketing as a internal core competency of the Company. Hire a marketing executive with the right skills and experience
- Use proprietary information systems to measure cost per treated - eye by media, by market, by message - and reallocate budgets to the most efficient methods
- Drop the marketing costs per procedure – reducing marketing costs from the level spent in the Q4 08 to $250 per procedure would result in annual cost savings of over $26 Million based upon 2007 procedure volumes
- Re-establish an environment that values best practices in clinical outcomes, resulting in strong word-of-mouth referrals. Reposition the company as a provider of highly skilled healthcare services rather than simply a retailer
- Revert to prior best practices on conversion where "sales efficiency training" has failed. Each 1% improvement in conversion adds approximately $1.9 million in annual cash flow
- Work with managed care partners to grow and improve referrals
- Use less national advertising and more local advertising
- Reduce use of expensive consultants and research, and redirect funds to working media dollars
- Implement deal closing offers

Our Turnaround Plan

Fix and grow the current LASIK business

Increase prospective patient acquisitions



Targeted Marketing
Prospect Calls
Patients Set Appointment
Patient Screening
Patient Surgery
Patient Satisfaction
Patient Referral

Increase patient acquisition through targeted marketing

- Restore and update proven targeted marketing and effective messaging to meet the challenges of 2009 and beyond
- Proven messaging is both "quality" and "value"
- Quality = the best doctors, the most experience, track record of success
- Value= price you can afford with financing available
  - Value even more critical today

How do we know we can succeed?

- We have proven $250 cost per eye. Current management is $450 per procedure.
- Lab test market results indicate we can grow market share to 15-20% at 50% less cost per treatment.

Fix and grow the current LASIK business

1.5 Implement Cost Reductions

- Shift emphasis from the use of expensive external consultants to qualified employees.
- Eliminate frivolous management perks and expensive outside consultants without relevant industry experience.
- Halt *de novo* new vision center openings until Company turns cash flow positive.
- Reduce the Board of Director compensation to a level reasonable for a company this size.

Fix and grow the current LASIK business

1.6 Restore a passion of excellence. We believe employee morale has suffered significantly after living through multiple rounds of layoffs and salary freezes while watching the Board and senior management team continue to pay themselves handsomely. We also believe that attitude is an important part of the operational success of a center. **Eliminate the current double standard of increases in compensation for senior executives while freezing compensation for associates.**

1.7 Draw on expertise of new board members to spark innovation. When the Company was successful, it grew national market share from the #5 position to the #1 position over a six year period. The Company was innovative in the use of patient financing and the formation of a captive insurance company. By restoring an innovative culture, new Board members and executive management can return the Company to a leadership role.

1. Fix and grow the current LASIK business

1.9 Leverage skills of Board Nominees

- Use the experience of Edward VonderBrink to assist with the Company's in-house patient financing program and the Company's investments strategies.
- Use the experience of Robert Weisman to assist with merger and acquisition opportunities.
- Use the skills of Robert Probst to improve the Company's branding and imaging, and challenge the design of the vision centers with the goal of improving the patient experience.
- Use the experience of Jason Mogel to assist with corporate governance practices.

Expand the Footprint Nationally

2.1 Start opening new vision centers when Company cash flow positive

2.2 Grow in top 80 U.S. markets in 4 years:

- Year 1 6 vision centers
- Year 2 9 vision centers
- Year 3 12 vision centers
- Year 4 15 vision centers

2.3 Quickly ramp the new vision centers to profitability

2.4 Review opportunistic acquisition targets

Introduce other "self pay" vision services


PRESBYOPIA
REVERSAL
VISION
HYPEROPIA
INTRAOCULAR
LENSES

-Experience, Understanding and Knowledge

Introduce additional procedures and revenue


VISION
SERVICES
+ AESTHETICS
+ HEARING

"Plug and Play Services": Current understanding and knowledge

-Savings on general and administration expense

-Marketing and advertising efficiencies

Our Turnaround Plan: A Summary

- Decisive action will be taken immediately to stabilize and grow the Company to maximize shareholder value
- The focus of management will be on marketing effectiveness and efficiency, and on improving operational excellence through the use of best practices
- Our turnaround plan creates a platform for growth in other profitable healthcare service business from a position of strength

Section 6

Our Board Nominees and Executive Management Team

Stephen N. Joffe

***Stephen N. Joffe**, MD, FACS,* age 66, is the founder and former Chairman and Chief Executive Officer of LCA-Vision and its predecessor, where he served as Chairman of the Board and Chief Executive Officer from its formation in 1985 until his departure in 2006. In 1983, Stephen Joffe also founded and served as Chairman of Surgical Laser Technologies, Inc. until 1989. He is presently the Chief Executive Officer of the Hearing Foundation, Inc., a hearing Company, and Co-Founder of Joffe MediCenter LLC, a healthcare services Company. In addition Dr. Joffe is an Esteemed Quondum Professor of Surgery at the University of Cincinnati Medical Center, an honor he has held since 1990. He has held other medical faculty appointments at the Universities of London, Glasgow and Cincinnati and fellowships in the American College of Surgeons and the Royal College of Surgeons in Edinburgh and Glasgow. He has published 170 articles in peer-reviewed and scientific journals and authored 35 chapters for medical books as well as written and edited several books on lasers and their application to medicine and surgery.

Stephen N. Joffe

	Stephen N. Joffe	E. Anthony Woods	Steve Straus
Medical Doctor	Yes	No	No
Successfully Created Shareholder Value	Yes	No	No
Will Hold Management Accountable	Yes	No	No
Positive Relationships With Physicians	Yes	No	No
Entrepreneurial	Yes	No	No

Edward J. Vonderbrink

Edward J. VonderBrink, CPA, age 64, is the owner of VonderBrink Consulting LLC, which provides consulting services to closely-held businesses with an emphasis on strategy, business systems and processes and financial and succession planning. Previously, he served as Director of the Entrepreneurial Center at Xavier University from 2000 to 2004. Prior to that, Mr. VonderBrink served in varying capacities during a 33 year career at Grant Thornton LLP, including Managing Partner of the Cincinnati office and Area Managing Partner. Mr. VonderBrink serves on the Board of Streamline Health Solutions (NASDAQ: STRM) and on the Board of Advisors of several closely-held businesses.

Edward J. Vonderbrink

	Proposed Chairman of Audit Committee Edward Vonderbrink	Current Chairman of Audit Committee John Hassan
Certified Public Accountant	Yes	No
CPA License Active	Yes	N/A
Served as Audit Committee Chair for Other Public Company	Yes	No
Performed Succession Planning Consulting	Yes	No

Robert H. Weisman

Robert H. Weisman, age 67, is the President of Great Water Partners LLC, a boutique investment bank supporting emerging growth and middle market companies. Prior to joining Great Water Capital in 2002, he served as Regional Managing Director of McDonald Investments and as a Managing Director BancOne Capital, among other positions. Mr. Weisman began his career as an attorney with Milbank, Tweed, Hadley & McCloy in New York. He serves on the Board of International TechneGroup, Inc. Mr. Weisman received his B.A. with Honors in Economics from Cornell University, his J.D. from the Harvard Law School and was a Fulbright Scholar at the University of Melbourne in Australia.

Robert Probst

Robert Probst, age 57, is the Dean of College of Design, Architecture, Art, and Planning (DAAP), University of Cincinnati. Prior to being appointed Dean of DAAP in July 2008, Mr. Probst served as Director of the School of Design since 2001, in addition to his responsibilities as a professor of Graphic Design. Mr. Probst also manages the Center for Design Research and Innovation, a joint venture with Fortune 500 companies such as Procter and Gamble, Johnson and Johnson/Ethicon. Mr. Probst also served as a principal at Firehouse Design Team from 1993 to 2006, and was a partner at Schenker, Probst, Barensfeld from 1981 to 1993. Mr. Probst has served on the Board of Directors of the International Society for Environmental Graphic Design (SEGD), and as President of its Education Foundation. In 1996, he was named Fellow of the SEGD. In 1997, Mr. Probst was elected member of the Alliance Graphique Internationale.

Jason Mogel

Jason Mogel, age 37, has served as a partner at Spears & Imes since January 1, 2008. Prior to serving as partner, Mr. Mogel served as counsel to Spears & Imes from August 1, 2006 through December 31, 2007. Mr. Mogel worked as an associate at Richards Spears Kibbe & Orbe LLP (currently Richards Kibbe & Orbe LLP) from September 13, 2004 to July 31, 2006. Mr. Mogel served as an Assistant Attorney General for the State of Alaska from October 2001 through July 2004. Mr. Mogel has extensive experience in complex litigation, risk assessment and corporate governance. He holds a B.A. from Brandeis University, where he graduated magna cum laude, and a J.D. from The Harvard Law School, where he graduated cum laude.

The Executive Management Team

Stephen N. Joffe, *MD, FACS,* age 66, is the founder and former Chairman and Chief Executive Officer of LCA-Vision and its predecessor, where he served as Chairman of the Board and Chief Executive Officer from its formation in 1985 until his departure in 2006. In 1983, Stephen Joffe also founded and served as Chairman of Surgical Laser Technologies, Inc. until 1989. He is presently the Chief Executive Officer of the Hearing Foundation, Inc., a hearing Company, and Co-Founder of Joffe MediCenter LLC, a healthcare services Company. In addition Dr. Joffe is an Esteemed Quondum Professor of Surgery at the University of Cincinnati Medical Center, an honor he has held since 1990. He has held other medical faculty appointments at the Universities of London, Glasgow and Cincinnati and fellowships in the American College of Surgeons and the Royal College of Surgeons in Edinburgh and Glasgow. He has published 170 articles in peer-reviewed and scientific journals and authored 35 chapters for medical books as well as written and edited several books on lasers and their application to medicine and surgery.

The Executive Management Team

Craig P.R. Joffe, age 36, was Interim Chief Executive Officer of LCA-Vision from March 2006 through November 2006. He was appointed Chief Operating Officer of LCA-Vision in 2005, a position he held through his resignation in March 2007. He also served in operational capabilities and as General Counsel of LCA Vision from March 2003, when he joined the Company, until March 2007. He also served on the Board of Directors of LCA-Vision from 2004 through March 2007, and previously served as a Director of LCA-Vision from 1995 to 1997. Prior to joining LCA-Vision, Mr. Joffe served as Assistant General Counsel of IAC/InterActiveCorp, a leading publicly traded interactive commerce company, from September 2000 to February 2003. Previously, Mr. Joffe, a graduate of Harvard Law School and Columbia University, was a general practice associate in the New York and London offices of the law firm Sullivan & Cromwell for over three years, where he concentrated his practice on corporate finance transactions. Mr. Joffe is currently the Chief Executive Officer and Co-Founder of Joffe MediCenter LLC, a healthcare services company.

The Executive Management Team

Alan H. Buckey, age 50, was Executive Vice President of Finance and Chief Financial Officer for LCA-Vision from March 2000 to June 2008. He came to LCA-Vision from Pease Industries; a manufacturing company based in Fairfield, Ohio, where he served as Vice President, Finance from 1991 to February 2000. Prior to 1991, Mr. Buckey served as Chief Financial Officer of the Hilltop Companies, a contract laboratory research firm and as a senior manager with Ernst & Young's Great Lakes Consulting Group. While at Ernst & Young, he served as acting Chief Financial Officer of a start-up laser surgery management company which was the predecessor of LCA-Vision. Mr. Buckey holds a B.S. in Applied Science from Miami University and holds an M.B.A in Finance from the Wharton School, University of Pennsylvania. He is a Certified Public Accountant with an active license.

Section 6

Summary

Summary

1. The Company is Broken under any objective measure:
   - Stock Price
   - Market share
   - Cash Burn
   - Physician and Associate Satisfaction

2. The Board of Directors has repeatedly failed to execute their fiduciary duties to shareholders

3. The current management team has failed in its core responsibilities, including a consistent record of under performing the industry. Management has outlined a plan that is **too little, too late**. Even if management could execute their plan, it is not enough to fix the current cash burn

4. We have a strong slate of nominees, a detailed turnaround plan and a highly qualified management team ready to execute the plan to fix the Company and poise it for future growth

Appendix

The Company's Errors, Omissions and Misrepresentations

Recent Press Articles

What the Company Said

Marketing test

"In a test of coordinated media messaging, 13 markets saw a 34% lift in volume."

-What the Company failed to tell us:

- What exactly was tested?
- What was the control?
  - CFO Mike Celebrezze, "I do want to point out that we did cherry-pick the markets, and we picked the markets that we thought it would work."
- Is a three-week period statistically significant?
- What was the cost per appointment and the cost per procedure from the test?
- Why did the marketing cost per procedure **increase to $447 in Q4 08**, up from **$386** in Q3 08, and **$410** in Q4 07?
- **If the marketing test worked and the Company's marketing is now "on track", why is the Company lowering its appointment and procedure volume targets significantly in Q1 09? And why are most surgeons concerned that their Q1 09 volumes are "on track" to lose another (-40%) to (-50%) compared to Q1 08?**

What the Company Said

Lifetime Vision

"Another key component of the Company's strategy is to institute a 'Lifetime Vision' model."

-What the Company failed to tell us:

To support the "Lifetime Vision" model the Company has signed a letter of intent to acquire a physician practice in Kansas City, Kansas with total consideration **in excess of $12 million**. The Medical Advisory Board unanimously opposes the acquisition

In addition, the Company has failed to disclose the costs of its "Lifetime Vision" model, from Possibly retrofitting the Vision Centers to be sterile environments to purchasing additional medical equipment. We believe these costs may be material, and the Company fails to tell us how they will pay for them

When asked by a sell side analyst what margins could be expected from this line of business, the Company responded that it is "too soon to tell." This initiative is described by CEO Steve Straus as "the Primary focus of the Company's management in 2009," yet he has no idea what margins it can generate

Other unanswered questions:

How the Company will derive revenue?

How the Company will overcome certain regulatory, licensing and possibly fee splitting issues?

What will the marketing costs be to acquire these patients, many of whom are demographically different than LASIK patients?

How does the premium IOL market insulate the Company from consumer/economy influences affecting the LASIK industry?

Over Promise, Under Deliver

On July 29, 2008, LCA-Vision announced that the termination of James H. Brenner, the Company's Chief Marketing Officer, effective July 31, 2008.

"We are not satisfied with our financial and operational results, primarily due to the decline in same-store procedure volume and rising patient acquisition costs. We expect several factors to re-accelerate earnings and revenue growth in the second half of the year. Among these, ***we are implementing a number of major marketing initiatives that we believe will provide improved performance in the second half of this year and into 2008.****"*

-Steve Straus, CEO July 31, 2008

Over Promise, Under Deliver: So what really happened?

Adjusted Revenue	2008	2007	%change
Q1	73,969	84,285	(-12.2)%
Q2	49,234	70,592	(-30.3)%
Q3	32,993	66,887	(-50.7)%
Q4	30,260	2,867	(-48.1)%

Lack of Infrastructure

Steve Straus has taken "the Company from what was essentially a small business with a haphazard business process to a professionally managed public company. Very little infrastructure was in place when I arrived."

-What the Company failed to tell us:

The "small business with a haphazard business process" grew to be the **#1** provider of laser vision correction in the U.S.; was named one of the hot growth companies by both Fortune and Business Week; and returned well in excess of 1,000% to its shareholders in the three-year period from 2003-2006.

Under the prior management, the Company developed a sophisticated executive information system to track key operating metrics on a daily basis. Unfortunately, the current senior management team is not well versed in how to even use this system.

Prior Management

"When faced with the Company's poor performance in 2001, Joffe and his team did nothing to change the strategic focus of the business model. They did nothing to strengthen operations or alter the business model... In short, Joffe and this team relied on tactical approaches that were proven to be obsolete."

-**What the Company failed to tell us:**

- **During the economic decline in 2001 and 2002 the Joffe/Buckey group initiated several steps in the face of the economic downturn.**
  - 0% percent financing for the first time in November 2001
  - In house patient financing, independent of third party financing in May 2002
  - Multi-laser platform for improved outcomes with state of the art technology
  - Open new vision centers in existing available real estate with minimal build out costs
  - Introduced a sophisticated executive management information technology system to track key operating metrics on a daily basis
  - Utilized information systems to share best practices and identify underperforming vision centers. This executive system exists today, but current senior management is not proficient in its use
  - A "pay for performance" incentive plan was implemented for all employees. This bonus opportunity has been significantly reduced by current CEO
  - Average price per procedure was increased 37% from the first quarter of 2001 to the second quarter of 2003
  - The Company started opening new vision centers in a declining market, and was able to quickly ramp the new vision centers to profitability
  - The Company did not suffer the large operating losses currently being generated
- **Conclusion:** The Company is suffering from a complete loss of institutional memory. The management team is new, and inexperienced. The Board is removed from the business, and have neither the knowledge nor the financial incentive to fix the problems

General and Administrative Overhead

"The Company reduced general and administrative overhead expenses from approximately $22.7 million in 2007 to approximately $20.3 million in 2008."

-What the Company failed to tell us:
General and Administrative expenses by quarter:

	2008	2007
Q1	5,372	5,198
Q2	5,674	5,390
Q3	4,869	4,637
Q4	4,385	7,432
	20,300	22,657

What were one-time costs incurred in Q4 2007 that did not repeat in 2008?

What was the effect of one-time benefits that occurred in 2008 relating to departed executives?

Surgeon Satisfaction

"I would say most of their dissatisfaction and concern relates to reduced earnings and their earnings are a percentage of revenue... So we're linked at the hip in the ebbs and flows of the volume in an economic situation."

-What the Company failed to tell us:

The compensation committee increased Steve Straus's base salary over 8% in 2008, despite the Company's poor performance.

A number of Lasik*Plus*–affiliated surgeons earned less than $5,000 per month in Q4 08, causing serious financial hardship. We believe the key physician asset base is fragile and may soon crumble.

An overwhelming majority of Lasik*Plus* affiliated surgeons have declared **"'NO CONFIDENCE' in the ability of Mr. Steve Straus to right the direction of the LCAV/Lasik*Plus* as a businessman and as a leader of surgeons and staff."**

Associate Satisfaction

" In the areas of leadership, management has created the Optometric Advisory Board, which complements the previously established Medical Advisory Board, and has created strong partnerships between field staff and corporate support departments, and increased and improved communications across the entire Company, **which helps all members stay connected and improve morale**."

-What the Company failed to tell us:

We believe associate satisfaction is at an all-time low and the Company has failed to perform a recent associate satisfaction survey to even measure the current morale